SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive  Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                         MIDWEST EXPRESS HOLDINGS, INC.
                       ----------------------------------
                (Name of Registrant as Specified in its Charter)


      ---------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                         MIDWEST EXPRESS HOLDINGS, INC.
                            6744 South Howell Avenue
                           Oak Creek, Wisconsin 53154
                                 (414) 570-4000

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 26, 2000


To the Shareholders of
MIDWEST EXPRESS HOLDINGS, INC.:

     Notice is hereby given that the Annual Meeting of the Shareholders (the "Meeting") of Midwest Express Holdings, Inc. (the "Company") will be held at the Midwest Express Center, 400 West Wisconsin Avenue, Milwaukee, Wisconsin, on Wednesday, April 26, 2000, at 10:00 a.m. local time, for the following purposes:

     1. To elect three directors to serve for a three-year term to expire at the 2003 Annual Meeting; and

     2. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

     Holders of record of Common Stock of the Company at the close of business on March 9, 2000, will be entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof.

     Complimentary parking for shareholders who will attend the meeting is available at the Hyatt Hotel, Hilton Hotel or Grand Avenue parking structures, or at a lot located at 841 North Seventh Street.

     A proxy form is enclosed. Please complete it and return it as soon as possible in the postage-paid return envelope provided, even if you plan to attend the Meeting. You retain the right to revoke the proxy at any time before it is actually voted by notice in writing to the Secretary of the Company.

                                    By Order of the Board of Directors,



                                    Carol N. Skornicka
                                    Senior Vice President-Corporate Development,
                                    Secretary and General Counsel

Milwaukee, Wisconsin
March 17, 2000

                         MIDWEST EXPRESS HOLDINGS, INC.
                            6744 South Howell Avenue
                           Oak Creek, Wisconsin 53154

               Proxy Statement for Annual Meeting of Shareholders
                          To Be Held on April 26, 2000

     This Proxy Statement is furnished beginning on or about March 17, 2000, in connection with the solicitation of proxies by the Board of Directors of Midwest Express Holdings, Inc. (the "Company") to be used at the Annual Meeting of Shareholders (the "Meeting") of the Company, which will be held at 10:00 a.m. CDT, Wednesday, April 26, 2000, at the Midwest Express Center, 400 West Wisconsin Avenue, Milwaukee, Wisconsin, and at any adjournments or postponements thereof.

     Any shareholder attending the Meeting may vote in person whether or not the shareholder has previously filed a proxy. Presence at the Meeting by a shareholder who has signed a proxy does not itself revoke the proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering notice thereof to the Secretary of the Company in writing or in open meeting. Unless revoked, the shares represented by such proxies will be voted as directed by the shareholders at the Meeting and any adjournments or postponements thereof.

     The record date for shareholders entitled to notice of and to vote at the Meeting is the close of business on March 9, 2000. As of the record date, there were 14,017,662 shares of Common Stock of the Company ("Common Stock") outstanding. Each share of Common Stock is entitled to one vote on each matter to come before the Meeting.

                              ELECTION OF DIRECTORS

     The Board of Directors currently consists of eleven members, but, due to the retirement of one director, the Board of Directors will consist of only ten members following the Meeting. The Company's Restated Articles of Incorporation provide for an authorized number of directors of not less than six nor more than fifteen and further provide that the Board of Directors shall determine the specific number of directors. The Board of Directors has approved a reduction in the size of the Board of Directors effective at the Meeting.

     The Board of Directors is divided into three classes. One class is elected each year to serve for a term of three years. At the Meeting, holders of Common Stock will be entitled to elect three directors. Each of the directors in the other classes will continue to serve in accordance with their previous elections. Directors will be elected by a plurality of votes cast at the Meeting (assuming a quorum is present). For this purpose, "plurality" means that the individuals receiving the largest number of votes are elected as directors, up to the maximum number of directors to be chosen at the election. Consequently, any shares not voted at the Meeting, whether due to abstentions, broker nonvotes or otherwise, will have no impact on the election of directors.

     Proxies received representing Common Stock will, unless otherwise directed, be voted in favor of the election of each of the three nominees named below to serve as directors until the 2003 Annual Meeting of Shareholders or until their respective successors have qualified and been elected. Pursuant to the Company's By-laws, written notice of other qualifying nominations by shareholders for election to the Board of Directors must have been received by the Secretary by February 1, 2000. As no notice of any such other nominations was received, no other nominations for election to the Board of Directors may be made by shareholders at the Meeting.

     Listed below are the names of the nominees for election to the Board of Directors at the Meeting for a three-year term and of each director of the Company whose term will continue after the Meeting, together with certain additional information concerning each such nominee and director as of March 9, 2000. As used below, the "Company" refers to Midwest Express Holdings, Inc. and, for the period prior to the formation of Midwest Express Holdings, Inc. in July 1995, to Midwest Express Airlines, Inc. ("Midwest Express"), which is a wholly owned subsidiary of Midwest Express Holdings, Inc. The three nominees are currently directors of the Company. If any of the nominees should be unable or unwilling to serve, then the proxies, pursuant to the authority granted to them by the Board of Directors, will have discretionary authority to select and vote for substitute nominees. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

                       NOMINEES FOR ELECTION AS DIRECTORS

                      Term Expiring at 2003 Annual Meeting

                                                                        Director
Name                 Age   Business Experience During Last Five Years      Since
----                 ---   ------------------------------------------      -----

Brenda F. Skelton     44   Senior Vice President-Marketing of the          1995
                           Company    since   1998;    Senior   Vice
                           President-Marketing  and Customer Service
                           from      1995     to     1998;      Vice
                           President-Marketing from 1993 to 1995.

Samuel K. Skinner     61   Co-Chairman of the law firm Hopkins &           1998
                           Sutter  since 1998;  President  of Unicom
                           Corporation   and   Commonwealth   Edison
                           Company (electric utility) from 1993 to 1999. Director of The LTV Corporation,
                           Union Pacific Resources Group Inc., Antec
                           Corporation,  Navigant  Consulting,  Inc.
                           and USFreightways Corp.

Richard H. Sonnentag  59   Managing partner of Cobham Group LP             1997
                           (an investment  partnership)  since 1994.
                           Private investor since 1990. Served as a director of Midwest Express from 1983 to 1990.

     THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE "FOR" ALL NOMINEES.

                         DIRECTORS CONTINUING IN OFFICE

                      Terms Expiring at 2001 Annual Meeting

                                                                        Director
Name                 Age   Business Experience During Last Five Years      Since
----                 ---   ------------------------------------------      -----

John F. Bergstrom     53   Chairman   and  Chief   Executive   Officer     1993
                           of   Bergstrom   Corporation   (owner  and
                           operator of  automobile  sales and leasing
                           business)   since   1974.    Director   of
                           Wisconsin  Energy  Corporation,  Universal
                           Foods  Corporation,   The  First  National
                           Bank-Fox      Valley,       Kimberly-Clark
                           Corporation and Banta Corporation.

Frederick P.          60   Chairman and Chief  Executive  Officer of       1988
Stratton, Jr.              Briggs &  Stratton   Corporation  (engine
                           manufacturing)  since  1986.  Director  of
                           Briggs &  Stratton  Corporation,  Bank One
                           Corporation,   Weyco   Group,   Inc.   and
                           Wisconsin Energy Corporation.

John W. Weekly        68   Chairman  and Chief  Executive  Officer  of     1995
                           Mutual  of  Omaha  Insurance  Company  and
                           United  of Omaha  Life  Insurance  Company
                           (insurance  companies)  since  1998;  Vice
                           Chairman and Chief Executive Officer since
                           1997;  Vice Chairman,  President and Chief
                           Executive   Officer   since   1996;   Vice
                           Chairman,  President  and Chief  Operating
                           Officer since 1995; and President and Chief Operating Officer since 1990.


                      Terms Expiring at 2002 Annual Meeting

Timothy E. Hoeksema   53   Chairman  of  the  Board,  President  and       1983
                           Chief  Executive  Officer  of the  Company
                           since   1983.   Director   of  The  Marcus
                           Corporation    and   Marshall   &   Ilsley
                           Corporation.

James G. Grosklaus    64   Retired;  Executive  Vice  President   and      1988
                           Director  of  Kimberly-Clark   Corporation
                           (consumer products) from 1986 to 1996.

Ulice Payne, Jr.      44   Partner with the law  firm  of  Foley  &        1998
                           Lardner since February 1998; partner with the law firm of Reinhart, Boerner, Van
                           Deuren,  Norris &  Rieselbach,  S.C.  from
                           1990 to 1998.  Director of State Financial
                           Services  Corporation  and  Badger  Meter,
                           Inc.

                                                                        Director
Name                 Age   Business Experience During Last Five Years      Since
----                 ---   ------------------------------------------      -----

David H. Treitel      45   Chairman  and  Chief   Executive   Officer      1984
                           of SH&E, Inc. (aviation  consulting) since
                           1996; President of SH&E, Inc. from 1993 to
                           September  1999.  Independent  Trustee  of
                           Aircraft Finance Trust since May 1999.

Committees, Meetings and Attendance

     The Board of Directors of the Company has four standing committees: an Audit Committee, a Compensation Committee, a Board Affairs and Nominating Committee, and an Executive Committee.

     The Audit Committee, which met four times in 1999, currently consists of Messrs. Boldt (Chairman), Skinner and Sonnentag. The Audit Committee recommends to the Board of Directors independent auditors for selection by the Company, discusses with the independent auditors and internal auditors the scope and results of audits, approves and reviews any nonaudit services performed by the Company's independent auditing firm, and responds to Securities and Exchange Commission requirements on audit committee reports.

     The Compensation Committee, which met once in 1999, currently consists of Messrs. Bergstrom (Chairman), Stratton and Weekly. The Compensation Committee establishes all forms of compensation for the officers of the Company, administers the Company's benefit plans, reviews and recommends officer selection, responds to Securities and Exchange Commission requirements on compensation committee reports, and performs other functions relating to officer compensation.

     The Board Affairs and Nominating Committee, which met once in 1999, currently consists of Messrs. Treitel (Chairman), Grosklaus and Payne. The Board Affairs and Nominating Committee recommends nominees for the Company's Board of Directors and reviews qualifications, compensation and benefits for the Board of Directors and other matters relating to the Board. This committee will consider nominees for director recommended by the shareholders, but has no established procedures that must be followed. The Company's By-laws require that shareholders give advance notice and furnish certain information to the Company in order to nominate a person for election as a director.

     The Executive Committee, which met once in 1999, currently consists of Messrs. Hoeksema (Chairman), Bergstrom and Stratton. The Executive Committee exercises the full authority of the Board of Directors in the management of the business affairs of the Company to the extent permitted by law or not otherwise limited by the Board of Directors.

     The Board of Directors of the Company held five meetings in 1999. Each director who was a director in 1999 attended at least 75% of the meetings of the Board of Directors and committees on which he or she serves.

Director Compensation

     All directors who are not employees of the Company, any of the Company's subsidiaries or any 10% or greater shareholder of the Company ("Non-employee Directors") are paid an annual retainer and receive a fee of $1,500 and $500 for each Board meeting and committee meeting, respectively, that they attend. Pursuant to the Midwest Express Holdings, Inc. 1995 Stock Plan for Outside Directors (the "Director Plan"), the annual retainer is payable in 675 shares of Common Stock, and at the election of a director, a portion or all of the meeting and committee fees is also payable in shares of Common Stock. The Director Plan also allows each Non-employee Director to defer the receipt of fees for purposes of deferring recognition for income tax purposes. Such deferral may be made to a share account for Common Stock granted under the Director Plan or to a cash account for those fees payable, at the Director's election, in cash. Such deferred fees (i) will be treated as invested in Common Stock, and ultimately will be paid in Common Stock, to the extent such fees would have been paid in Common Stock, or (ii) will otherwise earn a return at market rates. The Directors are reimbursed for expenses incurred in connection with attendance at Board and committee meetings. To encourage directors to stay well informed about the Company's operations and service levels, the Board adopted a Director Travel Policy. Pursuant to the Director Travel Policy, each outside director and his or her spouse and dependent children are (i) eligible to purchase airline tickets at a price equal to the lowest fare structure for a specified flight and (ii) entitled to one free roundtrip ticket per six-month period, in each case, subject to seat availability at the time of reservation.

                    STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

     The following table sets forth, as of March 9, 2000, the number of shares of Common Stock beneficially owned by (i) each director of the Company
(including the nominees), (ii) each of the executive officers named in the Summary Compensation Table set forth below, (iii) all directors and executive officers of the Company as a group, and (iv) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock. Except as otherwise indicated, persons listed have sole voting and investment power over shares beneficially owned.

Name of Beneficial Owner                     Shares             Percent of Class
------------------------                     ------             ----------------

Timothy E. Hoeksema                      321,149(1)(2)(3)             2.3%

Brenda F. Skelton                        77,205(1)(2)                   *

Robert S. Bahlman                        44,970(1)(2)                   *

Carol N. Skornicka                       64,813(1)(2)                   *

David C. Reeve                           42,522                         *

John F. Bergstrom                        29,295(4)(5)                   *

Oscar C. Boldt                           15,421(5)                      *

James G. Grosklaus                       6,174(6)                       *

Ulice Payne, Jr.                         1,247                          *

Samuel K. Skinner                        2,227                          *

Richard H. Sonnentag                     16,904(5)(7)                   *

Frederick P. Stratton, Jr.               41,671(5)                      *

David H. Treitel                         4,984(5)                       *

John W. Weekly                           4,704                          *

Name of Beneficial Owner                     Shares             Percent of Class
------------------------                     ------             ----------------

All directors and executive
officers as a group (15 persons)         688,603(1)(2)(5)             4.9%

PRIMECAP Management Company
  225 South Lake Avenue #400
  Pasadena, CA  91101                    1,614,000(8)                11.5%

FMR Corp. and related persons
  82 Devonshire Street
  Boston, MA  02109                      1,332,925(8)                 9.5%

Waddell & Reed Investment
Management Company
  6300 Lamar Avenue
  Shawnee Mission, KS  66201             1,110,300(8)                 7.9%

T. Rowe Price Associates, Inc.
  100 East Pratt Street
  Baltimore, MD  21202                   1,028,525(8)                 7.3%

Vanguard Horizon Funds and Vanguard
Capital Opportunity Fund
  P.O. Box 2600
  Valley Forge, PA  19482                975,000(8)                   6.9%

---------------
*  Less than one percent.

(1) Includes shares of Common Stock in which the person or persons noted had an interest under the Midwest Express Airlines Savings and Investment Plan as of December 31, 1999. Such plan's Common Stock fund is a unitized account that is invested in Common Stock and in liquid funds. As of a given date, each participant with an investment in the stock fund has a number of share units, and the participant's interest in Common Stock depends upon the aggregate number of shares of Common Stock held in the stock fund as of that date. Thus, each participant has voting rights with respect to share units based upon the aggregate number of shares held in the stock fund as of the record date for a shareholders' meeting. Each participant has the ability to divest share units through intraplan transfers.

(2) Includes shares of Common Stock that may be purchased under currently exercisable stock options, as follows: Mr. Hoeksema, 261,300 shares; Ms. Skelton, 75,990 shares; Mr. Bahlman, 42,240 shares; Ms. Skornicka, 64,740 shares; Mr. Reeve, 42,240; and all directors and executive officers as a group, 514,095 shares.

(3)  Mr. Hoeksema holds 225 shares jointly with his wife.

(4) Mr. Bergstrom shares voting and investment control over 4,095 shares that are held in trust for the benefit of Mr. Bergstrom's children.

(5) Includes shares of Common Stock the receipt of which has been deferred by certain Non-employee Directors pursuant to the Director Plan, as follows:
     Mr. Bergstrom, 2,700 shares; Mr. Boldt, 4,171 shares; Mr. Skinner, 1,075 shares; Mr. Stratton, 4,171 shares; and Mr. Treitel, 3,859 shares.

(6)  Includes 1,959 shares held by Mr. Grosklaus' wife.

(7) Includes 2,475 shares of Common Stock held by the Cobham Group LP, a limited partnership for which Mr. Sonnentag serves as the general partner and a limited partner.

(8)  As reported to the Securities and Exchange Commission.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain information regarding compensation paid by the Company during each of the Company's last three years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers during 1999 (collectively, the "named executive officers") for services rendered in all capacities to the Company at any time during such periods.

                                                                                             Long-Term
                                                       Annual Compensation               Compensation Awards
                                            ----------------------------------------    ---------------------

      Name and Principal         Fiscal                               Other Annual      Securities Underlying        All Other
           Position               Year      Salary($)    Bonus($)    Compensation($)      Options (#)(1)(2)      Compensation($)(3)
      ------------------         -----      ---------    --------    ---------------    ---------------------    -----------------
Timothy E. Hoeksema,             1999       $333,000     $173,016          $0                   76,000               $5,000
Chairman of the Board,           1998        309,000      288,276           0                   78,750                5,000
President and Chief Executive    1997        300,000      224,353           0                   78,750                4,750
Officer

Brenda F. Skelton, Senior        1999        166,392       49,173           0                   20,800                4,992
Vice President-Marketing         1998        165,859       81,931           0                   22,500                4,976
                                 1997        160,000       63,763           0                   22,500                4,750

Robert S. Bahlman, Senior        1999        155,820       49,173           0                   20,800                4,675
Vice President, Chief            1998        145,824       81,931           0                   22,500                4,375
Financial Officer and            1997        122,820       45,940           0                   22,500                3,684
Controller

Carol N. Skornicka,              1999        155,004       49,173           0                   20,800                4,650
Senior Vice President-           1998        152,776       81,931           0                   22,500                4,574
Corporate Development,           1997        142,000       45,940       3,007                   22,500                4,260
Secretary and General Counsel

David C. Reeve, Senior Vice      1999        144,804       43,249           0                   20,800                4,344
President-Operations             1998        133,077       37,812           0                   22,500                5,000
                                 1997         96,924       19,898      24,023                   22,500                3,462

---------------

     (1)  Represents options granted under the Midwest Express Holdings, Inc. 1995 Stock Option Plan.

     (2)  The number of options in 1998 and 1997 reflects adjustments for the 3-for-2 splits of Common Stock effected on
          May 27, 1998 and May 28, 1997.

     (3)  All amounts  shown for 1999  consist of Midwest  Express'  contributions  under the Midwest  Express  Airlines
          Savings & Investment Plan.

Option Grants in 1999

     The following table presents certain information as to grants of options to purchase Common Stock made to each of the named executive officers during 1999 pursuant to the Midwest Express Holdings, Inc. 1995 Stock Option Plan (the "Option Plan").

                                                       Option Grants in 1999
                                                                                             Potential Realizable Value
                                                                                              at Assumed Annual Rates
                                                                                                  of Stock Price
                                                                                              Appreciation for Option
                                           Individual Grants                                       Grant Term(1)
                           ------------------------------------------------------------     ----------------------------

                                             Percentage
                                              of Total
                             Number of        Options
                             Securities      Granted to      Exercise                         At 5%         At 10%
                             Underlying      Employees       or Base                          Annual        Annual
                              Options        in Fiscal        Price       Expiration          Growth        Growth
      Name                    Granted          Year          ($/share)       Date              Rate          Rate
      ----                    -------          ----          ---------       ----             ------        ------

  Common Stock(2)
  ---------------
Timothy E. Hoeksema....       76,000           39.6%         $29.2188      02/17/09         $1,396,556     $3,539,147

Brenda F. Skelton......       20,800           10.8%         $29.2188      02/17/09            382,211        968,597

Robert S. Bahlman......       20,800           10.8%         $29.2188      02/17/09            382,211        968,597

Carol N. Skornicka.....       20,800           10.8%         $29.2188      02/17/09            382,211        968,597

David C. Reeve.........       20,800           10.8%         $29.2188      02/17/09            382,211        968,597

--------------------

(1)  This  presentation  is intended to disclose the potential  value that would accrue to the optionee if the option were  exercised  the day before it would  expire and if the per share value had  appreciated  at the  compounded annual rate  indicated in each column.  The assumed rates of  appreciation  of 5% and 10% are  prescribed by the rules of the Securities and Exchange  Commission  regarding  disclosure of executive  compensation.  The assumed annual rates of appreciation are not intended to forecast possible future appreciation,  if any, with respect to the price of the Common Stock.

(2)  The options to purchase Common Stock reflected in the table (which are  nonstatutory  stock options for purposes of the Internal  Revenue Code of 1986, as amended (the "Code")) were granted  effective  February 17, 1999,  and vest 30% on the first  anniversary  of the date of grant,  another 30% on the second  anniversary of the date of grant and the final 40% on the third  anniversary of the date of grant. The options are subject to early vesting in the case of the optionee's death, disability or retirement,  or a change of control (as defined in the Option
     Plan) of the Company.

Aggregated Option Exercises in 1999 and Year-End Option Values

     None of the named executive officers exercised options to acquire Common Stock during 1999. The following table sets forth information regarding the year-end value of unexercised options held by such officers under the Option Plan.

                      Option Values as of December 31, 1999

                                   Number of Securities
                                       Underlying          Value of Unexercised
                                   Unexercised Options     in-the-Money Options
                                     at December 31,          at December 31,
                                       1999(#)(1)               1999($)(2)
                                   --------------------    --------------------

                                      Exercisable/            Exercisable/
       Name                           Unexercisable           Unexercisable
       ----                           -------------           -------------

Timothy E. Hoeksema..............    183,375/162,625       $3,462,775/$773,084

Brenda F. Skelton................      54,000/45,550         1,027,735/218,453

Robert S. Bahlman................      20,250/45,550           221,954/218,453

Carol N. Skornicka...............      42,750/45,550           624,141/218,453

David C. Reeve...................      20,250/45,550           235,078/227,203

-------------------

(1) Reflects adjustments for the 3-for-2 splits of Common Stock effected on May 27, 1998 and May 28, 1997.

(2) The dollar values are calculated by determining the difference between the fair market value of the underlying stock as of December 31, 1999, which was $31.875, and the exercise price of the options.

Pension Plan Table

     Midwest Express will provide retirement benefits to certain of its U.S. employees, including the named executive officers, through the Midwest Express Airlines, Inc. Salaried Employees' Retirement Plan (the "Midwest Express Pension Plan"). The following table illustrates the estimated annual benefits payable upon retirement at age 65 under the Midwest Express Pension Plan for the specified highest five-year average remuneration and years of service classifications.

                                                       Years of Benefit Service
                        ----------------------------------------------------------------------------------

Five-Year Average
  Remuneration             15           20             25            30            35             40
-----------------       --------     --------       --------      --------      --------       --------
   $100,000......       $ 22,500     $ 30,000       $ 37,500      $ 45,000      $ 52,500       $ 60,000

    200,000......         45,000       60,000         75,000        90,000       105,000        120,000

    300,000......         67,500       90,000        112,500       135,000       157,500        180,000

    400,000......         90,000      120,000        150,000       180,000       210,000        240,000

    500,000......        112,500      150,000        187,500       225,000       262,500        300,000

    600,000......        135,000      180,000        225,000       270,000       315,000        360,000

    700,000......        157,500      210,000        262,500       315,000       367,500        420,000

    800,000......        180,000      240,000        300,000       360,000       420,000        480,000


     The estimated benefits in the table above are computed on a single-life annuity basis. Benefits will be adjusted if the employee receives one of the optional forms of payment. Benefits in the table above do not reflect the offset under the Midwest Express Pension Plan of 1.25% per year of service (up to a maximum of 50%) of the Social Security Benefit. Benefits under the Midwest Express Pension Plan are limited to the extent required by tax provisions. To the extent benefits under the Midwest Express Pension Plan are limited under tax law, any excess will be paid pursuant to supplemental retirement arrangements. The compensation covered by the Midwest Express Pension Plan, as supplemented for the named executive officers, includes all compensation reported for each individual as salary and bonus set forth in the Summary Compensation Table.

     Service recognized under Kimberly-Clark Corporation's pension plan is counted under the Midwest Express Pension Plan for eligibility and vesting purposes and, for certain transferring employees, benefit accrual purposes.

     As of December 31, 1999, years of benefit service for those named executive officers currently eligible to participate in the Midwest Express Pension Plan are as follows: Mr. Hoeksema, 29 years; Mr. Bahlman, 18 years; Ms. Skelton, 12 years; Ms. Skornicka, 3 years; and Mr. Reeve, 1 year.

Agreements with Named Executive Officers

     The Company has agreements with each of the named executive officers that provide that each officer is entitled to benefits if, after a change in control (as defined in the agreements) of the Company, such officer's employment is ended through (i) termination by the Company, other than by reason of death or disability or for cause (as defined in the agreements), or (ii) termination by the officer following the first anniversary of the change in control or due to a breach of the agreement by the Company or a significant adverse change in the officer's responsibilities. In general, the benefits provided are: (a) a cash termination payment one to three times the sum of the executive officer's annual salary and highest annual bonus during the three years before the termination,
(b) continuation of equivalent hospital, medical, dental, accident, disability and life insurance coverage as in effect at the time of termination, (c) supplemental pension benefits and (d) outplacement services. Each agreement provides that, if any portion of the benefits under the agreement or under any other agreement would constitute an "excess parachute payment" for purposes of the Code, then benefits are reduced so that the executive officer is entitled to receive $1 less than the maximum amount that such officer can receive without becoming subject to the 20% excise tax imposed by the Code, or which the Company may pay without loss of deduction under the Code.

Board Compensation Committee Report on Executive Compensation

Background

     The Compensation Committee of the Board of Directors (the "Committee") has responsibility to establish the compensation and benefits for officers of the Company, among others.

     A key objective of employee compensation is to ensure that a company delivers compensation that is sufficient to attract and retain qualified employees. Thus, as part of its compensation strategy, every company needs to identify its competitors for executive and other employee talent and where it should position itself relative to the compensation those competitors provide. Generally, the Company's competitors for personnel are others in the airline industry. However, in determining where the Company should position itself with respect to compensation relative to competitors in the industry, the Company is unusual in that there are no airlines of the same size, sales volume and strategy.

     Given this background, the Committee believes it is not necessary, appropriate or, based upon available information, practical to state precisely how the Company's compensation should compare to that of other airlines. While the Committee believes it is appropriate to continue to survey the industry, it believes the Company should base Companywide compensation decisions on Company performance and economic conditions using the following framework:

     1. As the Company has in the past, the Company should continue to work at improving the total compensation of its employees while maintaining a cost structure that will allow the Company to compete, survive and be successful over the long term.

     2. The Company must maintain compensation structures that continue to allow the Company to attract and retain a high quality work force.

     3. The Company's total compensation package must recognize and reward the Company's employees for their contributions to the Company's success.

     4. As a publicly traded company, compensation must align the interests of employees with those of the Company's shareholders.

     The Company is a regular participant in two airline industry surveys. An Air Conference survey reflects information concerning salary, benefits and work rules relating to 22 member carriers. This survey is primarily directed at line employee groups (pilots, flight attendants, customer service and reservations representatives, mechanics, inspectors, dispatchers, aircraft cleaners, etc.). The Company also participates in the Salary Information Retrieval System survey conducted by Organization Resources Counselors, Inc. ("ORC"). This survey, which is updated semi-annually, includes major and national airlines. It focuses on management, office and some line positions. However, neither survey reports on executive officer and other senior management compensation. The Company also relies on available market information regarding competitive compensation practices for positions that are not specific to the airline industry.

     In 1996, the Company sponsored an Airline Industry Executive Compensation Survey conducted by ORC (the "1996 ORC Compensation Survey"). Eleven airlines of various sizes participated in the 1996 ORC Compensation Survey and provided information regarding base pay, annual bonuses and long-term incentive compensation for 26 key executive positions in the airline industry. The results were made more useful to the participants through the use of linear regression analysis to take into account the varying sizes of the participating companies. The results of the 1996 ORC Compensation Survey indicated generally that compensation for the Company's officers in 1996 was in line with the airline industry given the size of the Company. The Company did not sponsor an executive compensation study in 1997 or 1998 to provide guidance in determining 1999 compensation. The Company did, however, extrapolate from the 1996 ORC Compensation Survey using more recent generally available information on executive compensation trends in the airline industry.

1999 Compensation

     Base Salary. The approach the Committee used to establish 1999 compensation for the Company's executive officers generally involved evaluating each position on a subjective basis and establishing a base salary range for each position based upon that evaluation. The evaluation was intended to reflect the relative worth to the Company of each position as it compared to all other senior management positions. The three basic criteria used for the evaluation were know-how, problem solving and accountability. The Company determined market value for positions by attempting to take into account the amount that other employers pay for experienced employees in comparable positions, using benchmark positions for which information was available regarding other employers'
practices and determining market values for other positions based upon the internal evaluations for each position. In considering information concerning other employers' pay practices, the Company did not factor in the performance of individual employers. The resulting market value (or "midpoint") for each position represented the dollar value of base compensation that the Company was willing to pay an experienced employee for competently performing in his or her job. Using the midpoint for each position, the Committee approved a salary range for each executive officer position, where the minimum salary was 20% below the midpoint, and the maximum salary was 20% above the midpoint. For each individual executive officer, the Committee established a base salary within the established range based upon an individual's experience, length of service in the position and, most importantly, performance.

     For 1999, base salary midpoints were generally set at a level 3% higher than the 1998 base salary midpoint for each executive officer position.

     Incentive Payments. Incentive payments are an integral part of the Company's compensation approach for several reasons. First, such payments are intended to provide employees with appropriate incentives to reach higher levels of performance. Second, these payments are necessary in light of competitive practice to attract and retain high quality employees. Third, the payments provide the Company with a means to deliver additional compensation to employees as performance justifies such compensation without resulting in increases in the Company's salary structure that become "fixed" costs.

     The Company delivers incentive compensation to executive officers and senior management through the Company's Annual Incentive Plan, which the Committee administers. The plan provides incentives to create additional shareholder value, or "Shareholder Value Added." Shareholder Value Added is a dollar amount equal to the excess of net operating profit after tax over a calculated cost of the capital employed in the Company. The plan provides that Target Awards under the plan may focus on corporate Shareholder Value Added, subsidiary Shareholder Value Added and/or individual performance measures that drive shareholder value as determined by the Committee.

     Under the Annual Incentive Plan, for 1999 the Committee approved for each eligible employee an annual incentive Target Award that represented a percentage of the base salary midpoint for the employee's position. The Target Awards for executive officers ranged from 15% of an officer's midpoint to 75% of an officer's midpoint. The 1996 ORC Compensation Survey and more recent generally available information on executive compensation indicate that these Target Award percentages are competitive with respect to airline industry practice. The Annual Incentive Plan does not provide for a maximum award; however, to provide an incentive for executives to remain with the Company, the plan specifies that any awards earned in excess of an employee's Target Award are credited to an account for the participant in an "award bank." A participant's balance in the award bank is subject to forfeiture, and one-third of the balance is payable each year, assuming continued employment.

     For the Company's executive officers for 1999, the Committee chose a corporate level Shareholder Value Added objective as the sole performance criterion used for determining the amount that could be paid to each officer in relation to the officer's Target Award. Awards were subject to control measures that reduced awards by at least 50% in the event cost per available seat mile did not meet Company goals. Awards were also subject to control measures that gave the Committee the discretion to take into account unusual Company or industry conditions or events. The Company achieved results equal to 58% of its Shareholder Value Added target in 1999. After taking into account unusual events and the failure to meet cost per available seat mile goals, the Committee exercised its discretion to set potential awards at 56% of Target Awards. In addition, executive officers received a payout of one-third of their award bank balance.

     Long-Term Compensation. The Committee intends to rely on awards under its Option Plan to provide long-term incentives to executive officers and senior management, and to align their interests with those of shareholders. Although this is a common form of compensation, it is difficult to compare stock option compensation from one employer to another due to the difficulty in valuing options at the time they are awarded and thereafter. For 1999, the Committee approved awards of options to executive officers and certain members of senior management, with the sizes of the awards determined relative to the size of the position and market data without taking into account options previously granted or an officer's shareholdings. All options were granted at fair market value pursuant to the terms of the Option Plan approved by shareholders.

     Other Compensation. The Company has established other elements of a compensation package for executive officers that include a 401(k) savings plan that has a 50% Company match feature (up to a maximum of $5,000), a defined benefit retirement plan and a supplemental benefit plan. The Committee believes these elements and their terms are consistent with competitive practice.

Chief Executive Officer Compensation

     The Committee determined that Mr. Hoeksema's performance in his position has been outstanding. At management's request, however, the Committee consented to set Mr. Hoeksema's 1999 base salary at $333,000, an amount only slightly higher than the base salary midpoint that the Committee established for his position. Mr. Hoeksema's annual incentive Target Award under the Annual Incentive Plan for 1999 represented 75% of his base salary midpoint. As noted above, the actual award was dependent upon the level of Shareholder Value Added created by the Company. Of the total incentive compensation potentially payable to Mr. Hoeksema in respect of 1999 performance, $173,016 has been paid to Mr. Hoeksema to date, consisting of 56% of his Target Award and one-third of Mr. Hoeksema's award bank balance (described above). In 1999, Mr. Hoeksema received options to purchase 76,000 shares on the basis described above.

Section 162(m) Limitations

     Under Section 162(m) of the Code, the tax deduction by corporate taxpayers, such as the Company, is limited with respect to the compensation of certain executive officers unless such compensation is based upon performance objectives meeting certain acceptable criteria or is otherwise excluded from the limitation. The Committee currently intends to qualify a sufficient amount of compensation to its executive officers so that Section 162(m) of the Code will not adversely impact the Company.

     The foregoing report has been approved by all members of the Committee.

                              The Compensation Committee
                              --------------------------
                              John F. Bergstrom, Chairman
                              Frederick P. Stratton, Jr.
                              John W. Weekly

                                PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Common Stock for the period beginning September 22, 1995, when the Company became a reporting company pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and ending December 31, 1999, with the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500") and the Standard & Poor's Airlines Index ("S&P Airlines Index") beginning with the closing value of each index as of September 21, 1995, and ending December 31, 1999. The graph assumes investments of $100 on September 22, 1995, in Common Stock at its initial public offering price of $8.00 per share (as adjusted for the 3-for-2 splits of Common Stock effected on May 28, 1997 and May 27, 1998), and in the S&P 500 and the S&P Airlines Indices at their September 21, 1995, closing prices. Any dividends are assumed to be reinvested.

                         MIDWEST EXPRESS HOLDINGS, INC.
                           Relative Market Performance
                    September 22, 1995, to December 31, 1999

                               [GRAPHIC OMITTED]


                                      Legend

--------------------------------------------------------------------------------
                          9/22/95 12/29/95  12/31/96  12/31/97 12/31/98 12/31/99
--------------------------------------------------------------------------------
Midwest Express Holdings  $100.00  $155.56   $200.00   $323.44  $328.91  $398.44
--------------------------------------------------------------------------------
S&P Airlines Index(1)      100.00   102.76    112.82    189.90   184.08   181.69
--------------------------------------------------------------------------------
S&P 500 Index              100.00   105.88    127.33    166.82   211.31   252.57
--------------------------------------------------------------------------------

     (1) The S&P Airlines Index consists of AMR Corporation, Delta Air Lines, Inc., Southwest Airlines Co. and US Airways Group, Inc.

                              INDEPENDENT AUDITORS

     Deloitte & Touche LLP served as the Company's independent auditors in 1999. Representatives of Deloitte & Touche LLP will be present at the Meeting to respond to appropriate questions and to make a statement if they desire to do so. The Company's independent auditors for 2000 will be formally approved in June 2000.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors to file reports concerning the ownership of Company equity securities with the Securities and Exchange Commission and the Company. The Company has assumed the responsibility of filing required reports on behalf of its officers and directors. The Company believes that, during the year ended December 31, 1999, all of its officers and directors complied with Section 16(a) filing requirements.

                                  OTHER MATTERS

     The Company will file an Annual Report on Form 10-K with the Securities and Exchange Commission for the year ended December 31, 1999. The Company will provide a copy of this Form 10-K report (without exhibits) without charge to each person who is a record or beneficial holder of shares of Common Stock on the record date for the Meeting and who submits a written request for it. Requests for copies of the Form 10-K should be addressed to Midwest Express Holdings, Inc., Attention: Investor Relations HQ-14, 6744 South Howell Avenue, Oak Creek, Wisconsin 53154.

     The cost of solicitation of proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone by certain officers and regular employees of the Company. Brokers, nominees and custodians who hold stock in their names and who solicit proxies from the beneficial owners will be reimbursed by the Company for out-of-pocket and reasonable clerical expenses.

     The Board of Directors does not intend to present at the Meeting any matters other than those set forth herein and does not presently know of any other matters that may be presented to the Meeting by others. However, if any other matters should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy on any such matters in accordance with their best judgment.

     A shareholder who intends to present a shareholder's proposal at the 2001 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), must deliver the proposal to the Company no later than November 17, 2000 if such proposal is to be included in the Company's proxy materials for the 2001 annual meeting.

     A shareholder who intends to present business, other than a shareholder's proposal pursuant to Rule 14a-8, at the 2001 Annual Meeting must comply with the requirements set forth in the Company's By-laws. Among other things, a shareholder must give written notice to the Secretary of the Company not less than 45 days and not more than 70 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the 2000 Annual Meeting. Therefore, since the Company anticipates mailing its proxy statement on March 17, 2000, the Company must receive notice of a shareholder's intent to present business, other than pursuant to Rule 14a-8, at the 2001 Annual Meetings no sooner than January 6, 2001, and no later than January 31, 2001.

     If the notice is received after January 31, 2001, then the Company is not required to present such proposal at the 2001 Annual Meeting because the notice will be considered untimely. If the Board of Directors chooses to present such a shareholder's proposal submitted after January 31, 2001 at the 2001 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2001 Annual Meeting may exercise discretionary voting power with respect to such proposal.

                                    By Order of the Board of Directors,



                                    Carol N. Skornicka
                                    Senior Vice President-Corporate Development,
                                    Secretary and General Counsel

Milwaukee, Wisconsin
March 17, 2000

                                      PROXY
                       2000 ANNUAL MEETING OF SHAREHOLDERS
                         MIDWEST EXPRESS HOLDINGS, INC.

     The undersigned does hereby constitute and appoint Timothy E. Hoeksema and Brenda F. Skelton, or either of them, as proxies for the undersigned at the Annual Meeting of Shareholders of Midwest Express Holdings, Inc. to be held on Wednesday, April 26, 2000, at the Midwest Express Center, 400 West Wisconsin Avenue, Milwaukee, Wisconsin, at 10:00 a.m., and any adjournments or postponements thereof, to vote thereat the shares of stock held by the undersigned as fully and with the same effect as the undersigned might or could do if personally present at said Annual Meeting or any adjournments or postponements thereof, hereby revoking any other Proxy heretofore executed by the undersigned for such Annual Meeting. The undersigned acknowledges receipt of the notice of Annual Meeting of Shareholders and the Proxy Statement.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, then the Proxy will be voted FOR the election of the nominees listed.








^PLEASE COMPLETE AND SIGN BELOW, DETACH AND RETURN USING THE ENVELOPE PROVIDED^

                  MIDWEST EXPRESS HOLDINGS, INC. ANNUAL MEETING
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


1.ELECTION   1-Brenda F. Skelton 2-Samuel K. Skinner [ ] FOR all    [ ] WITHHOLD
  OF DIRECTORS:  3-Richard H. Sonnentag             nominees listed   AUTHORITY
                                                    to the left     to vote for
                                                    (except as      all nominees
                                                    specified       listed to
                                                    below)          the left.

(Instructions: To withhold  authority to     [---------------------------------]
vote for any indicated nominee, write the    [                                 ]
number(s) of the nominee(s) in the box       [                                 ]
provided to the right.)               -->    [_________________________________]


2. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

    Check appropriate box             Date____________________ NO. OF SHARES
    Indicate changes below:
[ ] Address Change  [ ] Name Change


                   [ ] Please check this box [---------------------------------]
                       if you plan to attend [                                 ]
                       the Annual Meeting.   [                                 ]
                       Number of persons     [                                 ]
                       attending: ____       [_________________________________]
                                             Signature(s) in Box
                                             Please  sign  exactly  as your name
                                             appears on your  stock  certificate
                                             as  shown  directly  to  the  left.
                                             Joint   owners   should  each  sign
                                             personally.  A  corporation  should
                                             sign in full corporate name by duly
                                             authorized  officers.  When signing
                                             as       attorney,        executor,
                                             administrator, trustee or guardian,
                                             please give full title as such.